Exhibit 99.1

Kaltura Announces Financial Results for Second Quarter 2023

NEW YORK, August 2, 2023 -- Kaltura, Inc. (“Kaltura” or the “Company”), the video experience cloud, today announced financial results for the second quarter ended June 30, 2023, as well as outlook for the third quarter and full year 2023.

"We are progressing towards our goal to return to profitable growth. This quarter we again posted record subscription revenue and our year-over-year total revenue growth rate was the highest since the first quarter of 2022. We also posted our lowest Adjusted EBITDA loss in eight quarters and are reaffirming our plans to achieve a positive Adjusted EBITDA in 2024," said Ron Yekutiel, Kaltura Co-founder, Chairman and CEO. "We continue to be encouraged by leading demand indicators and are excited about the adoption of our newer products and our continued innovation, especially our recent move into the world of Generative AI which we believe has the potential to significantly grow the demand, usage, and value of our solutions."

Second Quarter 2023 Financial Highlights:

•    Revenue for the second quarter of 2023 was $43.9 million, an increase of 5% compared to $42.0 million for the second quarter of 2022.

•    Subscription revenue for the second quarter of 2023 was $40.7 million, an increase of 7% compared to $38.0 million for the second quarter of 2022.

•    Annualized Recurring Revenue (ARR) for the second quarter of 2023 was $163.4 million, an increase of 8% compared to $151.0 million for the second quarter of 2022.

•    GAAP Gross profit for the second quarter of 2023 was $28.6 million, representing a gross margin of 65% compared to a GAAP gross profit of $26.7 million and gross margin of 64% for the second quarter of 2022.

•    Non-GAAP Gross profit for the second quarter of 2023 was $29.0 million, representing a non-GAAP gross margin of 66%, compared to a non-GAAP gross profit of $27.2 million and non-GAAP gross margin of 65% for the second quarter of 2022.

•    GAAP Operating loss was $9.6 million for the second quarter of 2023, compared to an operating loss of $15.5 million for the second quarter of 2022.

•    Non-GAAP Operating loss was $2.0 million for the second quarter of 2023, compared to a non-GAAP operating loss of $9.1 million for the second quarter of 2022.

•    GAAP Net loss was $10.8 million or $0.08 per diluted share for the second quarter of 2023, compared to a GAAP net loss of $17.3 million, or $0.13 per diluted share, for the second quarter of 2022.

•    Non-GAAP Net loss was $3.2 million or $0.02 per diluted share for the second quarter of 2023, compared to a non-GAAP net loss of $10.9 million, or $0.08 per diluted share, for the second quarter of 2022.

•    Adjusted EBITDA was negative $1.0 million for the second quarter of 2023, compared to negative adjusted EBITDA of $8.5 million for the second quarter of 2022.

•    Net Cash Used in Operating Activities was $4.1 million for the second quarter of 2023, compared to $22.5 million for the second quarter of 2022.

Second Quarter 2023 Business Highlights:

•Growth in leading demand indicators: number of new qualified leads, meetings set by Sales Development Representatives, and number and size of Request For Proposal submissions, including increased demand for our newer products - Event Platform and Virtual Classroom.
•Hosted "Kaltura Connect on the Road 2023" - a series of five exclusive events around the world, with hundreds of attendees, focused on helping organizations achieve better Return On Investment and meet their ESG goals through video experiences.

•Won "Overall e-Learning Solution of the Year" in the 5th Annual EdTech Breakthrough Awards Program
•Won five awards at the Global Eventex 2023, including Best Events Technology, Virtual Event Platform, and Webinar Software.
•Started harnessing Generative AI into our video-based experiences for marketing, communication, learning & training, and entertainment.

Financial Outlook:

For the third quarter of 2023, Kaltura currently expects:

•    Subscription Revenue to grow by 5%-7% year-over-year to between $39.8 million and $40.6 million.
•    Total Revenue to grow by 4%-6% year-over-year to between $42.7 million and $43.5 million.
•    Adjusted EBITDA to be negative in the range of $0.5 million to $1.0 million.

For the full year ending December 31, 2023, Kaltura currently expects:

•    Subscription Revenue to grow by 5%-6% year-over-year to between $159.6 million and $161.7 million.
•    Total Revenue to grow by 1%-2% year-over-year to between $170.0 million and $173.0 million.
•    Adjusted EBITDA to be negative in the range of $4.5 million to $5.5 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses. These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Conference Call

Kaltura will host a conference call today on August 2, 2023 to review its second quarter 2023 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	1-877-300-8521
International Toll:	1-412-317-6026

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power any video experience for any organization. Our Video Experience Cloud offers live, real-time, and on-demand video products for enterprises of all industries, as well as specialized industry solutions, currently for educational institutions and for media and telecom companies. Underlying our products and solutions is a broad set of Media Services that are also used by other cloud platforms and companies to power video experiences and workflows for their own products. Kaltura’s Video Experience Cloud is used by leading brands reaching millions of users, at home, at school and at work, for communication, collaboration, training, marketing, sales, customer care, teaching, learning, virtual events, and entertainment experiences.

Investor Contacts:
Kaltura
Yaron Garmazi
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Lisa Bennett
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance; our business strategy, plans and objectives for future operations, including plans for new or expanded offerings and the expected effect on our business and financial performance; and trends in demand for our offerings and potential benefits to customers of our offerings.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to successfully execute or achieve the expected benefits of our reorganization plans and other cost saving measures, our ability to manage and sustain our rapid growth; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; the quarterly fluctuation in our results of operations; our ability to retain our customers; our ability to keep pace with technological and competitive developments; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; our reliance on third parties; our ability to retain our key personnel; risks related to our international operations; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”), as such factors are updated in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 and as may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net loss, non-GAAP net loss per share and Adjusted EBITDA. Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) stock-based compensation; (2) the amortization of acquired intangibles; (3) restructuring; and (4) facility exit and transition costs. Kaltura defines EBITDA as net profit (loss) before financial expenses, net, provision for income taxes, and depreciation and amortization expenses. Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other non-recurring items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses and other non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry. By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem component for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, foreign exchange rate fluctuations, professional services revenue and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 59% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder thereafter, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands)

	As of
	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$40,181	$44,625
Marketable securities	29,432	41,343
Trade receivables	29,764	28,786
Prepaid expenses and other current assets	7,404	7,521
Deferred contract acquisition and fulfillment costs, current	10,761	10,759

Total current assets	117,542	133,034

LONG-TERM ASSETS:
Marketable securities	1,007	—
Property and equipment, net	20,100	15,142
Other assets, noncurrent	2,863	3,176
Deferred contract acquisition and fulfillment costs, noncurrent	19,351	21,691
Operating lease right-of-use assets	16,045	20,814
Intangible assets, net	929	1,244
Goodwill	11,070	11,070

Total noncurrent assets	71,365	73,137

TOTAL ASSETS	$188,907	$206,171

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	$32,903	$5,793
Trade payables	10,575	9,437
Employees and payroll accruals	12,475	14,884
Accrued expenses and other current liabilities	16,267	16,527
Operating lease liabilities	2,440	2,355
Deferred revenue, current	57,074	59,841

Total current liabilities	131,734	108,837

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	798	1,266
Long-term loans, net of current portion	—	30,004
Operating lease liabilities, noncurrent	18,679	20,697
Other liabilities, noncurrent	2,173	2,021

Total noncurrent liabilities	21,650	53,988

TOTAL LIABILITIES	$153,384	$162,825
STOCKHOLDERS' EQUITY:
Common stock	13	13
Treasury stock	(4,881)	(4,881)
Additional paid-in capital	455,354	439,644
Accumulated other comprehensive loss	(261)	(301)
Accumulated deficit	(414,702)	(391,129)

Total stockholders' equity	35,523	43,346

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$188,907	$206,171

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)

Revenue:
Subscription	$40,724	$37,972	$81,116	$74,989
Professional services	3,156	4,006	6,037	8,705

Total revenue	43,880	41,978	87,153	83,694

Cost of revenue:
Subscription	10,935	9,770	22,103	19,419
Professional services	4,343	5,519	9,162	11,315

Total cost of revenue	15,278	15,289	31,265	30,734

Gross profit	28,602	26,689	55,888	52,960

Operating expenses:

Research and development	12,975	14,441	27,105	29,314
Sales and marketing	12,734	16,416	24,805	31,032
General and administrative	12,431	11,338	24,531	22,775
Restructuring	23	—	968	—

Total operating expenses	38,163	42,195	77,409	83,121

Operating loss	9,561	15,506	21,521	30,161

Financial income, net	(1,166)	(241)	(2,951)	(56)

Loss before provision for income taxes	8,395	15,265	18,570	30,105

Provision for income taxes	2,383	2,082	5,003	4,168

Net loss	10,778	17,347	23,573	34,273

Net loss per share attributable to common stockholders, basic and diluted	$0.08	$0.13	$0.17	$0.27

Weighted average number of shares used in computing basic and diluted net loss per share attributable to common stockholders	136,782,051	129,745,162	135,939,680	128,794,256

Stock-based compensation included in above line items:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)

Cost of revenue	$266	$359	$535	$771
Research and development	1,131	1,111	2,272	2,139
Sales and marketing	798	985	1,571	1,911
General and administrative	5,227	3,604	10,205	6,906

Total	$7,422	$6,059	$14,583	$11,727

Revenue by Segment (U.S. dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)

Enterprise, Education and Technology	$31,158	$30,403	$62,488	$60,130
Media and Telecom	12,722	11,575	24,665	23,564

Total	$43,880	$41,978	$87,153	$83,694

Gross Profit by Segment (U.S. dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)

Enterprise, Education and Technology	$23,073	$20,701	$45,862	$41,467
Media and Telecom	5,529	5,988	10,026	11,493

Total	$28,602	$26,689	$55,888	$52,960

Consolidated Statement of Cash Flows (U.S. dollars in thousands)

	Six Months Ended June 30,
	2023	2022
	(Unaudited)
Cash flows from operating activities:
Net loss	$(23,573)	$(34,273)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on sale of property and equipment	—	179
Depreciation and amortization	2,155	1,353
Stock-based compensation expenses	14,583	11,727
Amortization of deferred contract acquisition and fulfillment costs	5,872	5,066
Non-cash interest expenses (income), net	(405)	20
Gain on foreign exchange	(485)	—
Changes in operating assets and liabilities:
Trade receivables	(978)	(14,700)
Prepaid expenses and other current assets and other assets, noncurrent	(6)	115
Deferred contract acquisition and fulfillment costs	(3,279)	(6,517)
Trade payables	1,084	1,643
Accrued expenses and other current liabilities	(349)	(4,721)
Employees and payroll accruals	(2,409)	(1,214)
Other liabilities, noncurrent	415	(56)
Deferred revenue	(3,235)	(263)
Operating lease right-of-use assets and lease liabilities, net	(954)	(486)

Net cash used in operating activities	(11,564)	(42,127)

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(14,645)	(38,393)
Proceeds from maturities of available-for-sale marketable securities	26,191	—
Purchases of property and equipment	(1,591)	(761)
Capitalized internal-use software	(1,242)	(3,076)
Investment in restricted bank deposit	(1,001)	(1,850)

Net cash provided by (used in) investing activities	7,712	(44,080)

Cash flows from financing activities:

Repayment of long-term loans	(3,000)	(1,500)
Principal payments on finance leases	—	(133)
Proceeds from exercise of stock options	815	754
Payment of debt issuance costs	—	(125)

Net cash used in financing activities	(2,185)	(1,004)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	485	—

Net increase (decrease) in cash, cash equivalents and restricted cash	(5,552)	(87,211)
Cash, cash equivalents and restricted cash at the beginning of the period	45,833	144,371
Cash, cash equivalents and restricted cash at the end of the period	$40,281	$57,160

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$28,602	$26,689	$55,888	$52,960
Stock-based compensation expense	266	359	535	771
Amortization of acquired intangibles	106	106	212	211
Non-GAAP gross profit	$28,974	$27,154	$56,635	$53,942
GAAP gross margin	65%	64%	64%	63%
Non-GAAP gross margin	66%	65%	65%	64%
Reconciliation of operating expenses
GAAP research and development expenses	$12,975	$14,441	$27,105	$29,314
Stock-based compensation expense	1,131	1,111	2,272	2,139
Amortization of acquired intangibles	—	—	—	—
Non-GAAP research and development expenses	$11,844	$13,330	$24,833	$27,175
GAAP sales and marketing	$12,734	$16,416	$24,805	$31,032
Stock-based compensation expense	798	985	1,571	1,911
Amortization of acquired intangibles	42	62	103	172
Non-GAAP sales and marketing expenses	$11,894	$15,369	$23,131	$28,949
GAAP general and administrative expenses	$12,431	$11,338	$24,531	$22,775
Stock-based compensation expense	5,227	3,604	10,205	6,906
Amortization of acquired intangibles	—	—	—	—
Facility exit and transition costs[1]	$—	$214	$154	$214
Non-GAAP general and administrative expenses	$7,204	$7,520	$14,172	$15,655
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(9,561)	$(15,506)	$(21,521)	$(30,161)
Stock-based compensation expense	7,422	6,059	14,583	11,727
Amortization of acquired intangibles	148	168	315	383
Restructuring[2]	23	—	968	—
Facility exit and transition costs[1]	—	214	154	214
Non-GAAP operating loss	$(1,968)	$(9,065)	$(5,501)	$(17,837)
GAAP operating margin	(22)%	(37)%	(25)%	(36)%
Non-GAAP operating margin	(4)%	(22)%	(6)%	(21)%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$10,778	$17,347	$23,573	$34,273
Stock-based compensation expense	7,422	6,059	14,583	11,727
Amortization of acquired intangibles	148	168	315	383
Restructuring[2]	23	—	968	—
Facility exit and transition costs[1]	—	214	154	214
Non-GAAP net loss attributable to common stockholders	$3,185	$10,906	$7,553	$21,949

Non-GAAP net loss per share - basic and diluted	$0.02	$0.08	$0.06	$0.17

GAAP weighted-average shares used to compute net income per share - basic and diluted	136,782,051	129,745,162	135,939,680	128,794,256

1 Facility exit and transition costs for the six months ended June 30, 2023 and 2022, and the three months ended June 30, 2022, include losses from sale of fixed assets and other costs associated with moving to our temporary office in Israel.
2 The three months ended June 30, 2023 and the six months ended June 30, 2023, include one-time employee termination benefits incurred in connection with the 2023 Reorganization Plan.

Adjusted EBITDA (U.S. dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net loss	$(10,778)	$(17,347)	$(23,573)	$(34,273)
Financial income, net (a)	(1,166)	(241)	(2,951)	(56)
Provision for income taxes	2,383	2,082	5,003	4,168
Depreciation and amortization	1,146	736	2,155	1,353
EBITDA	(8,415)	(14,770)	(19,366)	(28,808)
Non-cash stock-based compensation expense	7,422	6,059	14,583	11,727
Facility exit and transition costs (b)	—	214	154	214
Restructuring (c)	23	—	968	—
Adjusted EBITDA	$(970)	$(8,497)	$(3,661)	$(16,867)

(a)The three months ended June 30, 2023 and 2022, and the six months ended June 30, 2023 and 2022, include $808, $489, $1,611 and $987 respectively, of interest expenses.

(b)Facility exit and transition costs for the six months ended June 30, 2023, and 2022, and three months ended June 30, 2022, include losses from sale of fixed assets and other costs associated with moving to our temporary office in Israel.

(c)The three months ended June 30, 2023 and the six months ended June 30, 2023, include one-time employee termination benefits incurred in connection with the 2023 Reorganization Plan.

Reported KPIs

	As of June 30,
	2023	2022
	(U.S. dollars, amounts in thousands)
Annualized Recurring Revenue	$163,405	$150,950
Remaining Performance Obligations	$174,329	$172,732

	Three Months Ended June 30,
	2023	2022
Net Dollar Retention Rate	100%	100%